UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Millennial Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35478	20-5087192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Boston Street, Suite 300

Baltimore, MD 21224

(Address of principal executive offices, including zip code)

(410) 522-8705

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Ernest Cormier as Director

On May 21, 2015, Ernest Cormier resigned as a member of the Board of Directors (the “Board”) of Millennial Media, Inc. (the “Registrant”), effective as of June 1, 2015.  As a result, Mr. Cormier will not stand for reelection at the Registrant’s 2015 Annual Meeting of Stockholders to be held on June 2, 2015 (the “Annual Meeting”), and no vote with respect to his election as a director will occur at the Annual Meeting.  The Board does not intend to nominate a substitute nominee for election as a director at the Annual Meeting.

Following his resignation as a director on May 21, 2015, the Board appointed Mr. Cormier as Chief Operating Officer and an executive officer of the Registrant, also effective as of June 1, 2015.  Michael Barrett, the Company’s Chief Executive Officer, will continue to serve as both principal executive officer and principal operating officer of the Registrant.

Item 7.01       Regulation FD Disclosure.

On May 21, 2015, the Company issued a press release announcing Mr. Cormier’s appointment.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated May 21, 2015, “Former Nexage CEO Ernie Cormier Joins Millennial Media as Chief Operating Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Date: May 21, 2015		Ho Shin
General Counsel and Chief Privacy Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated May 21, 2015, “Former Nexage CEO Ernie Cormier Joins Millennial Media as Chief Operating Officer.”

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